Exhibit 99.2

News Release

For Immediate Release

Financial Contact: Will Fisackerly, 662-680-2475

Media Contact: Randy Burchfield, 662-620-4136

BancorpSouth Announces Extension of Merger Agreements with

Central Community Corporation and Ouachita Bancshares Corp.

TUPELO, MS – October 14, 2016 – BancorpSouth, Inc. (NYSE: BXS) today announced the extension of the merger agreements with Central Community Corporation and Ouachita Bancshares Corp. The merger agreements were extended until December 31, 2017, with changes designed to protect the parties from the risks associated with the prolonged regulatory approval process that has delayed completion of the mergers.

“We are pleased to announce the extension of the exclusivity component of our merger agreements with Ouachita Bancshares Corp. and Central Community Corporation,” stated Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “We continue to believe these proposed transactions are in the best interest of the shareholders and teammates of all three organizations as well as the communities we collectively serve.”

“While we are disappointed in the length of time it has taken to complete our merger, we believe this extension further demonstrates our commitment to completing the proposed transaction with BancorpSouth,” added Clyde White, Chairman and former Chief Executive Officer of Ouachita Bancshares Corp.

“We are hopeful that the extension of our merger will provide adequate time to resolve remaining hurdles necessary to obtain regulatory approval,” stated Donald Grobowsky, Chairman, President, and Chief Executive Officer of Central Community Corporation. “We continue to believe a partnership with BancorpSouth is the best strategic option for our company moving forward.”

P. O. Box 789 • Tupelo, MS38802-0789 • (662) 680-2000	(Next)

As previously announced, the mergers have been unanimously approved by the boards of directors of all three companies, and by the shareholders of Central Community Corporation and Ouachita Bancshares Corp. The transactions remain subject to required regulatory approvals and the satisfaction of other closing conditions, although BancorpSouth can provide no assurance that either merger will close timely or at all.

About BancorpSouth, Inc.

BancorpSouth, Inc. (NYSE: BXS) is a financial holding company headquartered in Tupelo, Mississippi, with $14.1 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 238 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com; “Like” us on Facebook; follow us on Twitter@MyBXS; or connect with us through LinkedIn.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation.

BancorpSouth, Inc. cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the ability of BancorpSouth, Inc., Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon BancorpSouth, Inc. of the delay in the closings of these proposed mergers, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in BancorpSouth, Inc.’s press and news releases, reports and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date that they were made, and, except as required by law, BancorpSouth, Inc. does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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